                                  AMGEN INC.

                                  Exhibit 21
SUBSIDIARY                                            STATE OF
                                                      INCORPORATION
(Name under which                                     OR
subsidiary does business)                             ORGANIZATION


Amgen AB                                              Sweden

Amgen Australia Pty Limited                           Australia

Amgen (Bermuda) Clinical Development,
     Limited                                          Bermuda

Amgen (Bermuda) Clinical Development 2,
     Limited                                          Bermuda

Amgen (Bermuda) Clinical Development 3,
     Limited                                          Bermuda

Amgen (Bermuda) Clinical Development 4,
     Limited                                          Bermuda

Amgen (Bermuda) Clinical Development 5,
     Limited                                          Bermuda

Amgen (Bermuda) Clinical Development 6,
     Limited                                          Bermuda

Amgen (Bermuda) Clinical Development 7,
     Limited                                          Bermuda

Amgen (Bermuda) Clinical Development 8,
     Limited                                          Bermuda

Amgen (Bermuda) Clinical, Limited                     Bermuda

Amgen (Bermuda) Development, Limited                  Bermuda

Amgen (Bermuda), Limited                              Bermuda

Amgen (Bermuda) Manufacturing, Limited                Bermuda

Amgen - Bio-Farmaceutica, Lda.                        Portugal

Amgen Boulder Development
     Corporation                                      Colorado

Amgen Boulder Production
     Corporation                                      Colorado

Amgen B.V.                                            The Netherlands

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

                                  AMGEN INC.

                                  Exhibit 21

SUBSIDIARY                                            STATE OF
                                                      INCORPORATION
(Name under which                                     OR
subsidiary does business)                             ORGANIZATION



Amgen Cambridge Real Estate
     Holdings Inc.                                    Delaware

Amgen Canada Inc.                                     Canada

Amgen Caribe Corporation                              Puerto Rico

Amgen (Europe) AG                                     Switzerland

Amgen Europe B.V.                                     The Netherlands

Amgen GmbH                                            Austria

Amgen GmbH                                            Germany

Amgen Greater China, Ltd.                             Hong Kong

Amgen Holding, Inc.                                   California

Amgen International Inc.                              Delaware

Amgen Kabushiki Kaisha                                Japan

Amgen Limited                                         United Kingdom

Amgen N.V.                                            Belgium

Amgen Puerto Rico, Inc.                               Delaware

Amgen Sales Corporation                               Barbados

Amgen S.A.                                            France

Amgen, S.A.                                           Spain

Amgen S.p.A.                                          Italy

Kirin-Amgen, Inc.                                     Delaware

Synergen B.V.                                         The Netherlands

Synergen Europe, Inc.                                 Colorado

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